                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 1996


                           RENAISSANCE COSMETICS, INC.
         ---------------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


        Delaware                    33-87280                    06-1396287
-------------------------------------------------------------------------------
 (State or other juris-         (Commission file               (IRS Employer
diction of incorporation)            number)                Identification No.)


        955 Massachusetts Avenue
        Cambridge, Massachusetts                          02139
-------------------------------------------------------------------------------
          (Address of principal                        (Zip Code)
           executive offices)


                                 (617) 497-5584
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On October 30, 1996 the Registrant issued the press release attached hereto as
Exhibit 99.1, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits.

             99.1    Press release issued October 30, 1996 by the Registrant.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RENAISSANCE COSMETICS, INC.
                                                (Registrant)


Date:  November 5, 1996                 /s/ John R. Jackson
                                        -------------------------------
                                        John R. Jackson
                                        Vice President and General Counsel

FOR IMMEDIATE RELEASE                           Contact: Michelle Corbin Hillman
                                               Corbin & Associates, Ltd.
                                               212-246-6515


RENAISSANCE COSMETICS TO ADD PROCTER & GAMBLE MASS MARKET FRAGRANCES TO ITS DANA DIVISION COLLECTION

New York, New York -- October 30, 1996 -- Thomas V. Bonoma, Chairman and CEO of Renaissance Cosmetics, Inc., announced today that RCI's Dana Perfumes Corp. has agreed to purchase from Procter & Gamble the mass fragrance brands P&G announced in June that it planned to divest. The transaction, which is subject to routine financing and other closing conditions, is expected to close by the end of the year.

With P & G's June announcement, industry experts quickly identified Renaissance as a particularly capable and strategic candidate for the deal. Some of the brands included in the divestiture have a strong presence in the United States (notably, "NaVy" and "NaVy for Men"), while others are much stronger in international markets (like "Insignia" and "Le Jardin"). Other brands that are subject to the transaction include "Jaclyn Smith's California," "California for Men," "Toujours Moi," "Incognito," "Mandate," "Rapport," and "Ensign." Not included in this transaction are Old Spice, Henry M. Betrix and a few other regional brands which P & G will continue to manage as part of broader product lines. RCI had strong strategic interest in the acquisition possibility because of its stated goal to have worldwide presence in the mass market fragrance and cosmetics businesses, and to build a platform of strong brand presence internationally in this period of industry consolidation.

"This is a terrific transaction for us," stated Bonoma. "Though we do intend to continue our expansion into mass market color cosmetics, fragrances represent the largest business segment at RCI. We have been delighted and gratified by the superior performance of our existing brands in the current market. I would have considered 1996 a good year for this division with its current performance and the addition of the MEM Company brands ("English Leather," "British Sterling," "Love's" and "Heaven Sent"). The opportunity to add some classic brands with a Procter & Gamble pedigree is a great news for us. I am particularly excited about the international strength of some of these fragrances, since our corporate goal is to increase our international business from approximately 20% of our business (the current level) to approximately 40%.

"Given our strategy of reinvigorating and enhancing heritage world-wide brands, we were naturally interested in this opportunity from the start", continued Bonoma. "The thing that compelled us to pursue it, however, was the reaction from our retail partners and the consumers, both of whom expressed great loyalty to the brands and confidence in the treatment they would get from RCI's market partnering skills. This is a very gratifying reaction, particularly since our company just had its second birthday."

This transaction is the latest in a series for RCI, which announced in the summer that it had acquired the "Nat Robbins" eye and lip color lines from Great American Cosmetics, Inc. Next, RCI announced that it had agreed to acquire the male fragrance-focused business of MEM Company Inc., in a transaction that was approved by MEM's shareholders on October 25, 1996. Finally, RCI disclosed consummation of a successful bid for Wall Street financing (raising $125 million) in late September. "It has been a busy year," admitted Dr. Bonoma, "but this is how we think we should repay the support we have received from the trade and our consumers during a period that has been concerning for the industry. We have much left to accomplish, and our next goal is to delight our customers and trade partners by our brands' performance during the Christmas season."